SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549



                                   FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported):   May 28, 1999


                          THE BOYDS COLLECTION, LTD.
                        ------------------------------
            (Exact name of registrant as specified in its charter)



          Maryland                   001-14843                521418730
    --------------------      ----------------------     --------------------
      (State or other            (Commission File          (I.R.S. Employer
      jurisdiction of                 Number)               Identification
       Incorporation)                                          Number)



             350 South Street, McSherrystown, Pennsylvania  17344
           --------------------------------------------------------
             (Address of principal executive offices)  (Zip Code)


                                (717) 633-9898
             -----------------------------------------------------
             (Registrant's telephone number, including area code)

Item 5.   Other Events

     On May 28, 1999, The Boyds Collection, Ltd. (the "Company") announced that its Board of Directors had approved the repurchase of up to 3 million shares of the Company's common stock. A press release of the Company regarding this share repurchase program is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.   Exhibits

The following exhibits are filed as part of this report.

99   Press release dated May 28, 1999.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                      THE BOYDS COLLECTION, LTD.


                                      By:     /s/ Peter H. Frost
                                           ------------------------------
                                           Name:  Peter H. Frost
                                           Title:  Vice President--Finance

Dated:  June 21, 1999

                                 EXHIBIT INDEX


Exhibits

99   Press release dated May 28, 1999.

                                                                    Exhibit 99


The Boyds Collection to Initiate Share Repurchase Program of Up to Three Million Shares

McSHERRYSTOWN, Pa--(BUSINESS WIRE)--May 28, 1999--The Boyds Collection, Ltd. (NYSE: FOB) announced today that its Board of Directors has approved the repurchase of up to 3 million shares of the Company's common stock.

Boyds plans to make such purchases from time to time in the open market or in private transactions. The timing, extent and terms of the repurchases will depend on prevailing market conditions. Boyds has approximately 61.8 million shares outstanding.

"We believe the repurchase of shares represents an attractive investment opportunity for Boyds, in light of our consistently strong revenue and earnings growth, including in the most recent quarter ended March 31, 1999," said Bob Coccoluto, President of The Boyds Collection. "We will continue to monitor our capital structure going forward with a focus on maximizing shareholder value and returns," Mr. Coccoluto added. Last month, Boyds reported first quarter 1999 revenue and earnings growth of 16% and 30%, respectively, as compared to the same period a year ago.

Boyds is a designer, importer and distributor of premier branded, high-quality, hand-crafted collectibles which it sells through a network of approximately 20,000 retail accounts, including independent gift and collectibles retailers, high-end department stores and selected retail catalogues. Founded in 1979, Boyds has developed a strong market niche and brand identity in the collectibles market through its reputation for creating folksy and slightly off-center collectibles, which include plush animals, resin figurines, porcelain dolls, clothing and accessories.

With regard to open market purchases, Donaldson, Lufkin & Jenrette will be coordinating the share repurchase program. Please contact the DLJ Corporate Trading Desk at (212) 892-3763 for more information.

     CONTACT:  The Boyds Collection, Ltd.
               Peter H. Frost
               Vice President--Finance
               (717) 633-9898 (x2151)